EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

MIKROCOZE INC.

 (the “Company”)

WHEREAS:

A.	Sukhmanjit Singh has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Robert Dickenson has consented to act as the new Vice President and Member of the Board of Directors of the Company.

C.	Terry Wilshire has consented to act as the new President and Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

D.	Sukhmanjit Singh stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

E.	Robert Dickenson has consented to act as the new Vice President and Member of the Board of Directors of the Company.

F.	Terry Wilshire has consented to act as the new President and Member of the Board of Directors of the Company.

Effective date: October 9, 2020

/s/ Sukhmanjit Singh Sukhmanjit Singh /s/ Robert Dickenson Robert Dickenson /s/ Terry Wilsire Terry Wilshire